Exhibit 10.8
RAILHEAD PARTNERS L.L.C.
P.O.B. 358
NEDERLAND, CO 80466
303/258-3577
Andrew Cookler
Manager
September 24, 2003
Mr. Hugh Dunkerley
Vice President of Corporate Development
ChromaDex Analytics, Inc.
Dear Hugh,
This letter shall serve as Amendment 1 to the Lease Agreement dated October 26, 2001, as amended and assigned, by and between ChromaDex Analytics, Inc. as Tenant and Railhead Partners LLC, as Landlord.
The above parties agree to amend the original lease as follows:
1)	Tenant shall occupy the premises at 2830 Wilderness PI. Suite F. Such tenancy shall commence on November 1, 2003 and shall expire on January 31, 2011.

2)	The monthly rent shall be:

November 1, 2003 to January 31, 2005	$1929.17
February 1, 2005 to January 31, 2006	$1987.05
February 1, 2006 to January 31, 2007	$2046.66
February 1, 2007 to January 31, 2008	$2108.06
February 1, 2008 to January 31, 2009	$2171.30
February 1, 2009 to January 31, 2010	$2236.44
February 1, 2010 to January 31, 2011	$2303.53
3)	Tenant agrees to pay a security deposit to Landlord in the amount of $2000 on or before October 15, 2003.

4)	Save and except for the foregoing provisions, all other paragraphs and covenants shall remain in effect as therein stated. In the event of a conflict between the provisions of this Amendment 1, or any other Amendments or Addendums, and the Lease agreement, then the provisions of this Amendment 1 shall prevail.
Dated as of the 24 of September, 2003

Landlord:		Tenant:
Railhead Partners LLC		ChromaDex Analytics, Inc.

By:	/s/ Andrew Cookler	By:	/s/ Hugh Dunkerley
Andrew Cookler			Title: VP Corporate Development
Manager

VICTOR M. GRIMM, P.C.
1027 14th Street
Boulder, Colorado 80302
(303) 413-0565
(303) 413-0681 Facsimile

Call (303) 413-0565 if pages are illegible or transmission is incomplete.

TO:	Mr. Hugh Dunkeley	FAX PHONE NO.:	303 442 4237

COMPANY:	Chromadex	TELEPHONE:	714-473-7737

c:	Andrew Cookler	FAX PHONE NO.:	303 258 3577

COMPANY:	Railhead Partners, LLC

FROM:	Denise E. Grimm, Certified Paralegal

DATE:	April 24, 2003 (11:14 AM)
THE INFORMATION CONTAINED IN THIS COMMUNICATION IS CONFIDENTIAL, MAY BE ATTORNEY-CLIENT PRIVILEGED, MAY CONSTITUTE INSIDE INFORMATION, AND IS INTENDED FOR THE USE OF THE ADDRESSEE. UNAUTHORIZED USE, DISCLOSURE OR COPYING IS STRICTLY PROHIBITED AND MAY BE UNLAWFUL. IF YOU HAVE RECEIVED THIS COMMUNICATION IN ERROR, PLEASE IMMEDIATELY NOTIFY US AT (303) 413-0565.

RE:	Assignment of Lease from NaPro BioTherapeutics, Inc.
Dear Mr. Dunkeley,
Pursuant to your request of April 23rd, I am attaching herewith a copy of the signed Lease Agreement that you have accepted as Assignee. Also, please note that the signage provisions are addressed in § 5.2, page 4 of the Lease Agreement. Please contact me should you have any other questions or concerns.
Finally, when our client returns on May 9th, I will have him contact you concerning the adjacent premises and the possibility of letting same.
Best regards,
.deg
Att.

LEASE AGREEMENT
By and Between
RAILHEAD PARTNERS, LLC a Colorado limited liability company
(Landlord)
-and-
NaPro BioTherapeutics, Inc., a Delaware corporation
(Tenant)
dated October 26, 2001

TERM SHEET
THIS TERM SHEET is provided for the convenience of Tenant. Reference should be made to the terms and conditions of the Lease Agreement dated the 26th day of October, 2001.
BASIC LEASE PROVISIONS

1.	Property Name and Address	2830 Wilderness Place
Units A, B, C, D & E
Boulder, Colorado

2.	Approximate Square Footage	10,100 square feet

3.	Basic Annual Rent	Two Hundred Twelve Thousand One Hundred and no/100 Dollars ($212,100.00)
(4% increase for Years 2-5)

4.	Basic Monthly Rent	Seventeen Thousand Six Hundred Seventy-Five and no/100 Dollars ($17,675.00)
(4% increase for Years 2-5)

5.	Term:	February 1, 2002 through January 31, 2007

6.	Option Periods Available (if any)	Five (05) years

7.	Commencement Date	February 1, 2002

8.	Security Deposit	Seventeen Thousand Six Hundred Seventy-Five and no/100 Dollars ($17,675.00)

9.	Late Payment Service Charge	Five Percent (5.0%)

10.	Address for Notices:

	Landlord:	Railhead Partners, LLC
P.O.B. 358
Nederland, CO 80466

	Tenant:	NaPro BioTherapeutics, Inc.
6304 Spine Road, Unit A
Boulder, Colorado 80301

12.	Lease Payments Payable to	Railhead Partners, LLC

TABLE OF CONTENTS

1. Premises	1
1.1 Demise	1
1.2 Licenses	1
1.3 Parking	1
1.4 Common Areas	1
1.5 Control of Common Areas	2

2. Term	2

3. Rent/Utilities	2
3.1 Basic Rent	2
3.2 Utilities	2
3.3 Landlord Provided Utilities	2
3.4 Interruption of Utilities	2

4. Security Deposit	3
4.1 Receipt of Deposit	3
4.2 Application of Deposit	3
4.3 Return of Deposit	3

5. Use of Premises	3
5.1 Limited Use	3
5.2 Signs	3
5.3 Legal Compliance	3
5.4 Nuisance Prohibited	4

6. Condition, Maintenance and Improvement of Premises and Property	4
6.1 Condition of Premises/Work Letter	4
6.2 Tenant Improvements	4
6.3 Improvements/Prior Landlord Consent	4
6.4 Tenant’s Duty to Repair	5
6.5 Landlord’s Duty to Repair	5
6.6 Tenant Work/Compliance with Codes	5
6.7 Waste Prohibited	5
6.8 Rubbish Removal	5
6.9 Violations of Codes Prohibited	6
6.10 Snow/Ice Removal	6
6.11 Common Area Maintenance	6
6.12 Delivery of Premises	6

2

7. Damage to Premises and Property/Indemnification/Insurance	6
7.1 Negligent Damages	6
7.2 Liability Indemnification/Insurance	7
7.3 Fire/Casualty Insurance	7
7.4 Insurance Requirements	7
7.5 Waiver of Liability	7
7.6 Landlord Insurance	7

8. Condemnation	8
8.1 Taking of Whole	8
8.2 Partial Taking	8
8.3 Condemnation Awards	8

9. Damage/Restoration of Premises	8
9.1 Irreparable Damage	8
9.2 Repairable Damages/No Repair	8
9.3 Repair of Damages	8

10. Tenant’s Additional Covenants	8
10.1 Landlord Entry	8
10.2 Removal of Fixtures/Redelivery	9
10.3 Subordination/Estoppel Letters	9
10.4 Nondisturbance Agreement	9
10.5 Assignment Prohibited	10
10.6 Storage	10
10.7 Landlord’s Representation and Warranty Regarding Environmental Conditions	10
10.8 Hazardous Material Prohibited	10
10.9 Permitted Hazardous Materials	10
10.10 Environmental Audit upon Delivery of Premises	11
10.11 Environmental Audit upon Re-Delivery of Premises	11
10.12 Hazardous Materials; Definition	12
10.13 Hazardous Conditions	12
10.14 Use of Hazardous Materials	12

11. Additional Covenants of Landlord	12
11.1 Quiet Enjoyment	12

12. Default	13
12.1 Event of Default	13

3

13. Remedies Upon Default	13
13.1 Remedies	13
13.2 Cumulative Remedies	14

14. Additional Provisions	14
14.1 Option to Extend Term	14
14.2 Brokerage Commission	14
14.3 Costs of Negotiation	14
14.4 Confidentiality	14
14.5 Notices	15
14.6 Holdover	15
14.7 Cure by Landlord	16
14.8 Heirs and Assigns	16
14.9 Amendment	16
14.10 Governing Law	16
14.11 Sole Agreement	16
14.12 Attorneys’ Fees	16
14.13 Captions	16
14.14 Interpretation	16
14.15 No Waiver	16
14.16 Severability	16
14.17 No Recordation	17
14.18 Authority	17
14.19 Exhibits	17
14.20 Counterparts	17

4

LEASE AGREEMENT
THIS LEASE AGREEMENT (hereinafter the “Lease”) is dated October 26, 2001 and is by and between RAILHEAD PARTNERS, LLC, a Colorado limited liability company (hereinafter the “Landlord”) and NaPro BioTherapeutics, Inc., a Delaware corporation (hereinafter the “Tenant”).
RECITALS
A. Landlord is the owner of certain real estate legally described in Exhibit A attached hereto and incorporated herein by this reference, located in Boulder County, Colorado and commonly known as 2830 Wilderness Place, Units A, B, C, D and E (hereinafter the “Real Estate”). The Real Estate is improved with a(n) industrial building (hereinafter the “Improvements”) (the Real Estate and improvements are collectively referred to as the “Property”).
B. Tenant is desirous of leasing a certain portion of the Property from Landlord pursuant to the terms and conditions contained herein.
C. Landlord is desirous of leasing a certain portion of the Property to Tenant pursuant to the terms and conditions contained herein.
NOW, THEREFORE, for good and valuable consideration recited herein, including payment of rent and the other covenants, conditions and agreements, Landlord and Tenant agree as follows:
1. Premises.
1.1 Demise. Landlord hereby leases and demises to Tenant the following described portion of the Property:
Units A, B, C, D and E consisting of approximately Ten Thousand One Hundred (10,100) square feet in interior area (hereinafter the “Premises”). The Premises are more specifically described in Exhibit B attached hereto and incorporated herein by this reference.
1.2 Licenses. Additionally, for the Term, Landlord grants to Tenant a Parking License and Common Area License, both of which are hereafter defined.
1.3 Parking. Landlord further grants to Tenant, its employees and invitees, at no additional charge, a non-exclusive license for the use of twenty-five (25) parking spaces upon the Property (hereinafter the “Parking License”). The Parking License shall be effective for the term of this Lease as defined below. Landlord and Tenant shall designate specific spaces for the Parking License prior to commencement of the Term.
1.4 Common Areas. The “Common Areas” are all areas outside of the Premises upon the Property designated by Landlord for common use of Tenant, its employees, licensees, invitees, contractors and Landlord. Landlord grants to Tenant, its employees, licensees, invitees and contractors a non-exclusive license over such Common Areas of Property which are necessary to the use and occupancy of Premises and Parking License (hereinafter the “Common Area License”). Said License shall be effective for the Term of this Lease. Tenant shall not use Common Areas for any type of storage or parking of trucks, trailers or other vehicles without the advance written consent of Landlord.
Lease Agreement, Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 1

1.5 Control of Common Areas. All parking and Common Areas of Property shall at all times be subject to the management of Landlord. Same shall not be deemed part of the Premises.
2. Term. This Lease shall commence on February 1, 2002 and terminate on January 31, 2007 (hereinafter the “Term”) unless extended by the terms and provisions of this Lease, or unless sooner terminated by reason of default or otherwise, as provided herein.
3. Rent/Utilities.
3.1 Basic Rent. Tenant shall pay as basic rent for the Premises the amount of Two Hundred Twelve Thousand One Hundred and no/100 Dollars ($212,100,00) annually (hereinafter the “Basic Rent”). The Basic Rent shall be payable in equal monthly installments of Seventeen Thousand Six Hundred Seventy-Five and no/100 Dollars ($17,675,00) in advance, without notice, on the fifteenth (15th) day of the month for which due. The Basic Rent for a period of less than one month shall be adjusted on a pro-rata basis. Basic Rent shall be adjusted after the first twelve (12) months of the Term in increments of Four Percent (4.0%) per annum, pursuant to Escalation Rider attached hereto and incorporated herein by this reference as Exhibit C. Any rent not paid on or before the fifteenth (15th) of the month shall be subject to an additional late charge of Five Percent (5.0%) of rental payment due. On or before January 15, 2001, Tenant shall make an initial rent payment covering the period from February 1, 2002 to March 14, 2002. Monthly payments will thereafter be made on the fifteenth (15th) of the month commencing on March 15, 2002.
3.2 Utilities. Except as provided herein, Tenant shall be responsible for the payment of all utility charges upon the Premises and in conjunction with the Tenant’s business including, but not limited to, natural gas, electricity, water, sewer and telephone. Tenant shall contract directly with all utility providers. All utility payments shall be directed to the respective utility providers. Payments shall be made in a timely manner. As water and sewer charges are billed directly to Landlord for the entire Property, Landlord shall prorate water and sewer charges on an equitable basis among the users and shall provide invoices to Tenant on a regular basis for such charges. Tenant shall pay upon such invoices within thirty (30) days from receipt thereof. The non-payment or late payment of utility charges shall be deemed identical to the non-payment or late payment of Basic Rent.
3.3 Landlord Provided Utilities. Landlord shall provide and pay for electrical, lighting, landscaping and HVAC services in the Common Areas of the Property (if applicable).
3.4 Interruption of Utilities. Tenant agrees that Landlord shall not be liable by abatement of Basic Rent or otherwise, for failure to furnish or delay in furnishing any utility service, or for any diminution or surge thereof. Such failures, delays, diminutions or power surges shall never be deemed to constitute an eviction or disturbance of the Tenant’s use and possession of the Premises or relieve Tenant from performing any of Tenant’s obligations hereunder, including the payment of Basic Rent. Notwithstanding the foregoing, in the event utilities are disrupted for a period in excess of ninety (90) days, then Tenant may elect to terminate the Lease.
Lease Agreement, Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 2

4. Security Deposit.
4.1 Receipt of Deposit. To secure the faithful performance by Tenant of all of the covenants, conditions and agreements in this Lease, set forth and contained on the part of the Tenant to be observed and performed and agreements in this Lease which become applicable upon its termination by re-entry or otherwise, Tenant has deposited (or will deposit upon execution of this Lease) with Landlord the sum of Seventeen Thousand Six Hundred Seventy-Five and no/100 Dollars ($17,675,00) (hereinafter the “Security Deposit”).
4.2 Application of Deposit. The parties agree: (a) that the Security Deposit, or any portion thereof, may be applied to the curing of any default that may exist, and/or payment of subsequent damages and costs incurred by Landlord, without prejudice to any other remedy or remedies which the Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit, so the same will be restored to its original amount; (b) that should the Premises be conveyed by Landlord, the Security Deposit or any portion thereof may be turned over to Landlord’s grantee, and if the same be turned over, Tenant agrees to look to such grantee for such application or return: and (c) that Landlord shall not be obligated to hold the Security Deposit as a separate fund.
4.3 Return of Deposit. If Tenant shall perform all of its respective covenants and agreements in this Lease, the Security Deposit or the part of the portion thereof not previously applied pursuant to the provisions of this Lease, together with a statement, shall be returned to Tenant without interest, no later than thirty (30) days after the expiration of the Term or any renewal or extension thereof, (or such earlier time if required by applicable law) provided Tenant has vacated the Premises and surrendered possession thereof to Landlord.
5. Use of Premises.
5.1 Limited Use. The Premises shall be used for: Research and development laboratory and related offices; provided such uses are in conformity with applicable zoning regulations. Tenant shall not, without the prior written consent of Landlord, permit the Premises to be used for any other purpose. The written consent of Landlord will not be unreasonably withheld.
5.2 Signs. Any and all signage of Tenant upon the Premises shall be subject to the prior written approval of Landlord. All signage shall be in conformance with local and state laws. All signage shall conform to aesthetic and design criteria, themes and standards of the Property.
5.3 Legal Compliance. Tenant, its employees and invitees, shall comply with and abide by all federal, state, county and municipal laws and ordinances in connection with the occupancy of the Premises and the Property. Improvements and uses of Premises shall comply with all applicable laws, regulations and ordinances. No alcoholic beverages shall be commercially dispensed or consumed by Tenant, its employees, invitees, agents or contractors upon the Premises or Property. No illegal drugs or controlled substance shall be permitted upon the Premises or Property (excluding prescriptive medications possessed by an individual pursuant to a valid doctor’s prescriptions or as Tenant may legally possess in the conduct of its business). No use which shall increase the rate or cost of insurance upon Property shall be permitted. No hazardous or dangerous activities shall be permitted upon the Premises, excepting the uses previously approved by Landlord under the terms of this Lease. Regarding such activities, Tenant will, at all times, exercise due care in its operations and adhere to industry standards in its operations.
Lease Agreement, Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 3

5.4 Nuisance Prohibited. Tenant shall not act in any manner, nor permit employees or invitees to act in any manner, which shall be a nuisance to other tenants or invitees of the Property or adjacent property owners or tenants, or which would interfere with the other tenant’s quiet enjoyment of their premises. Said prohibition includes, but is not limited to, loud noises, music, noxious or unpleasant odors other than those which have been consented to under the terms and conditions of this Lease, and disruptive behavior or actions, which violate applicable laws.
6. Condition, Maintenance and Improvement of Premises and Property.
6.1 Condition of Premises/Work Letter. Tenant is familiar with the physical condition of the Premises and Property and has been provided with a conceptual plan of the Premises, a copy of which is attached hereto and incorporated herein as Exhibit D. The aforementioned conceptual plan indicates improvements and fixtures which are currently attached to the Premises and which shall remain in place after Tenant’s occupancy thereof. Landlord represents and warrants that as of the date of the commencement of the Term, all of the systems upon the Property serving the Premises including electrical, plumbing and HVAC, shall be in good working order (the “Commencement Date Operational Warranty”). Other than the Commencement Date Operational Warranty, Landlord makes no representations or warranties as to the physical condition of the Premises or its suitability for Tenant’s intended purpose. Other than the work, if any, to be performed pursuant to Tenant’s work letter (hereinafter the “Work Letter”), attached hereto and incorporated herein by this reference as Exhibit E, except as to the Commencement Date Operational Warranty, the Premises are rented AS-IS, in current condition, and all warranties are hereby expressly disclaimed.
6.2 Tenant Improvements. Unless otherwise provided in Work Letter, Tenant shall be responsible for any and all improvements and alterations within the Premises, including, but not limited to, electrical wiring, HVAC, plumbing, framing, drywall, flooring, finish work, telephone systems, wiring and fixtures (hereinafter the “Tenant Work”).
6.3 Improvements/Prior Landlord Consent. Tenant agrees to submit to Landlord complete plans and specifications including engineering, mechanical and electrical work covering any and all contemplated Tenant Work, and any subsequent improvements or alterations of the Premises. The plans and specifications shall be in such detail as Landlord may require, and in compliance with all applicable statutes, ordinances, regulations and codes, and shall be approved by a licensed architect. As soon as reasonably feasible thereafter, Landlord shall notify Tenant of any failures of Tenant’s plans to meet with Landlord’s approval. Tenant shall cause Tenant’s plans to be revised to the extent necessary to obtain Landlord’s approval. Tenant shall not commence any Tenant Work or any other improvements or alterations of Premises until Landlord has approved its plans. Any and all minor work or repairs for which plans are not necessary shall also be approved in advance by Landlord prior to ANY WORK being performed. Notwithstanding the foregoing, in the event Tenant is unsuccessful in its attempt to contact the Landlord for such approval and the intended improvements are to be non-structural and the estimated value of the intended improvements is less than Five Thousand and no/100 Dollars ($5,000.00), Tenant may proceed to effect such improvements without the consent of the Landlord wiring, HVAC equipment, fixtures, appliances, and interior walls, doorways, and appurtenances belonging thereto installed for the use or used in connection with the Premises. Tenant shall, at Tenant’s own expense, make as and when needed all repairs to the Premises and to all such equipment, fixtures, appliances and appurtenances necessary to keep the same in good order and condition. “Repairs” shall include all replacements, renewals, alterations and betterments. All Repairs shall be equal or better in quality and class to the original work.
Lease Agreement, Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 4

6.5 Landlord’s Duty to Repair. Landlord shall maintain the foundation, exterior walls (excluding all windows, window frames and doors to the extent not covered by Landlord’s insurance or if cost is below applicable deductible for insurance) and roof of the Improvements in good repair. The cost of any maintenance, Repairs or replacements necessitated by the intentional, reckless or negligent acts or omissions, misuse or abuse of Tenant, its agents, employees, customers, licensees, invitees or contractors, shall be paid by Tenant to Landlord promptly upon billing. Landlord shall use reasonable efforts to cause any necessary repairs to be made promptly; provided, however, that Landlord shall have no liability whatsoever for any reasonable delays in causing such repairs to be made, including, without limitation, any liability for injury to or loss of Tenant’s business, nor shall any reasonable delays entitle Tenant to any abatement of Basic Rent or damages or be deemed an eviction of Tenant in whole or in part. Notwithstanding anything contained herein to the contrary, Landlord shall, at Landlord’s cost and expense, re-carpet and paint the office areas of the Premises and will paint the laboratory areas of the Premises. The re-carpeting and painting work shall be completed by the Landlord within two (2) weeks from the commencement of the Term or the completion of the Commencement Environmental Audit, whichever is later.
6.6 Tenant Work/Compliance with Codes. Tenant shall promptly pay when due the entire cost of any Tenant Work and repairs in the Premises undertaken by Tenant, so that the Premises shall at all times be free of liens for labor and materials. Tenant shall procure all necessary permits before undertaking such work. Tenant shall perform all of such work in a good and workmanlike manner. Tenant shall employ materials of good quality and perform such work only with contractors previously approved of in writing by Landlord. Tenant shall comply with all governmental laws, ordinances and regulations including, but not limited to, building, health, fire and safety codes. Tenant hereby agrees to hold Landlord and Landlord’s agents harmless and indemnified from all injury, loss, claims, or damage to any person or property (including the cost for defending against the foregoing) occasioned by or growing out of such work.
6.7 Waste Prohibited. Tenant shall not lay waste to the Premises. Tenant shall not perform any action or practice which may injure the Premises or Property.
6.8 Rubbish Removal. Tenant shall keep the Premises and the Property surrounding Premises free and clear of all debris, garbage and rubbish. Tenant shall be responsible for contracting for and paying for trash and debris removal required by its business. However, Landlord shall provide limited waste disposal service for office-type waste and debris.
Lease Agreement, Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 5

6.9 Violations of Codes Prohibited. Landlord represents and warrants that as of the date of commencement of the Term, that there shall not exist any violation or alleged violation of law, ordinance or regulation of any portion of the Premises. In the event a governmental entity notifies Landlord or Tenant as to any violation or alleged violation of law, ordinance or regulation of any portion of the Premises other than foundation or exterior walls, it shall be Tenant’s sole obligation to cause same to be remedied, corrected or dismissed. Tenant shall hold Landlord harmless from costs or damages arising from any failure on Tenant’s part to correct or remedy same in a timely manner. In the event same relates to the foundation or exterior walls Landlord shall have a reasonable period of time to remedy, correct or dismiss said violation. Under no circumstances shall the existence of same be deemed to constitute an eviction or disturbance of Tenant’s use and possession of Premises or relieve Tenant from performing any obligations hereunder, including the obligation to pay Basic Rent.
6.10 Snow/Ice Removal. Landlord shall use reasonable efforts to cause snow to be removed from the parking areas and all walks of the Property but shall have no liability whatsoever for any failure to do so unless such failure is due to Landlord’s negligent or wilful misconduct. In addition to any snow removal by Landlord, Tenant shall cause snow to be removed from the sidewalks in front of the Premises as may be reasonably required for the safety of persons using such sidewalks. The costs of snow removal by Tenant shall be paid by Tenant.
6.11 Common Area Maintenance. Landlord shall use reasonable efforts to maintain and repair Common Areas of Property including walks and parking lots. The cost of any maintenance, repairs, or replacements necessitated by the act, neglect misuse or abuse by Tenant its employees, licensees, invitees, or contractors shall be paid by Tenant to Landlord. Landlord shall use reasonable efforts to cause any necessary repairs to be made promptly; provided, however, that Landlord shall have no liability whatsoever for any reasonable delays in causing such repairs to be made, including, without limitation, any liability for injury to or loss of Tenant’s business, nor shall any reasonable delays entitle Tenant to any abatement of Basic Rent or damages or be deemed an eviction of Tenant in whole or in part .
6.12 Delivery of Premises. The commencement date of the Term is a good faith estimate as to when the Tenant shall have possession of the Premises and the Landlord shall not be held responsible, and this Lease shall not be terminated, if the Landlord cannot deliver the Premises to the Tenant by the commencement date of the Term for reasons beyond the control of the Landlord (such as delay in completion of Work, refusal of previous tenant to vacate the Premises, etc.) In the event of such delay, Landlord shall use its best efforts to deliver possession of the Premises as soon as practicable thereafter. The Term shall not be extended, however, the Tenant shall not be liable for any rent during the Term prior to receipt of actual delivery of the Premises. In the event Landlord fails to deliver possession of the Premises to Tenant on or before March 1, 2002, then the parties agree that upon delivery of the Premises to Tenant, Tenant shall be entitled to a rent abatement equivalent to the number of days after March 1, 2002 that possession is delivered to Tenant.
7. Damage to Premises and Property/Indemnification/Insurance.
7.1 Negligent Damages. Tenant shall be responsible for and reimburse Landlord for, any and all damages to the Premises or Property and persons and property therein, caused by the negligent, grossly negligent, reckless or intentional acts of itself, its employees, agents, invitees, licensees or contractors.
Lease Agreement, Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 6

7.2 Liability Indemnification/Insurance. Tenant shall save Landlord, Landlord’s agents and their respective successors and assigns, harmless and indemnified from all injury, loss, claims or damage to any person or property while on the Premises or any other part of the Property, or arising in any way out of Tenant’s business, which is occasioned by a negligent, intentional, or reckless act or omission of Tenant, its employees, agents, invitees, licensees or contractors. Tenant shall maintain public liability insurance, insuring Landlord. Landlord’s agents, as their interest may appear, against all claims, demands or actions for injury to or death in an amount of not less than $1 Million arising out of any one occurrence, made by or on behalf of any person, firm or corporation, arising from, related to, or connected with the conduct and operation of Tenant’s business, including but not limited to, events in the Premises, and anywhere upon the Property. Tenant shall also obtain coverage in the amount of $1 Million per occurrence covering Tenant’s contractual liability under the aforesaid hold harmless clauses.
7.3 Fire/Casualty Insurance. Tenant shall maintain plate glass insurance covering all exterior plate glass in the Premises, fire, extended coverage, vandalism, and malicious mischief insurance and such other insurance as Tenant may deem prudent, and also as Landlord may from time to time require, covering all of Tenant’s stock in trade, fixtures, furniture, furnishings, floor coverings and equipment in the Premises.
7.4 Insurance Requirements. All of said insurance shall be in the form and from responsible and well-rated companies satisfactory to Landlord, shall name Landlord as an additional insured thereunder, and shall provide that it will not be subject to cancellation, termination or change except after at least thirty (30) days prior written notice to Landlord. The policies or duly-executed certificates for the same shall be provided to Landlord prior to commencement of Term and upon request of Landlord.
7.5 Waiver of Liability. Landlord and Landlord’s agents and employees shall not be liable for, and Tenant waives all claims for, damage to property sustained by Tenant, employees, agents or contractors or any other person claiming through Tenant, resulting from any accident in or upon the Premises or the Property of which they shall be a part, including, but not limited to, claims for damage resulting from: (i) any equipment or appurtenances becoming out of repair; (ii) Landlord’s failure to keep the Property or the Premises in repair; (iii) injury done or occasioned by wind, water, or other natural element; (iv) any defect in or failure of plumbing, heating, or air-conditioning equipment, electric wiring or installation thereof, gas, water and steam pipes, stairs, porches, railings or walks (including wood stoves); (v) broken glass; (vi) the backing-up of any sewer pipe or downspout; (vii) the bursting, leaking or running of any tank, tub, sink, sprinkler system, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Property or Premises; (viii) the escape of steam or hot water; (ix) water, snow, or ice being upon or coming through the roof, skylight, doors, stairs, walks, or any other place upon or near such Property or the Premises or otherwise; (x) the falling of any fixtures, plaster or stucco; (xi) fire or other casualty; and (xii) any act, omission or negligence of co-Tenants or of other persons or occupants of said Property or of adjoining or contiguous buildings or of adjacent or contiguous property.
7.6 Landlord Insurance. Insurance shall be procured by Landlord in accordance with its sole discretion. All awards and payments thereunder shall be the property of the Landlord and Tenant shall have no interest in same. Notwithstanding the foregoing, Landlord agrees to obtain building liability and hazard insurance required to be carried for the Property and Premises and adequate hazard insurance, which covers replacement cost of the Property and Premises.
Lease Agreement, Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 7

8. Condemnation.
8.1 Taking of Whole. In the event that the entire Premises shall be condemned or taken by the exercise of eminent domain, this Lease shall terminate on the date of the taking of possession by the condemning authority. All rents shall be prorated accordingly.
8.2 Partial Taking. In the event that less than the entire Premises shall be condemned or taken by the exercise of eminent domain, this Lease shall, at the option of the Landlord, either: (i) terminate on the date of the taking of possession by the condemning authority; all rent being pro-rated accordingly, or (ii) remain in full force and effect provided that the Basic Rent shall be reduced in proportion to the square footage lost by virtue of said condemnation. In the event of the exercise of option (ii), if necessary, Landlord at its cost, shall make such repairs and restorations so as to constitute the remaining Premises a complete architectural unit. Rents will be prorated accordingly. In the event that such partial taking constitutes Twenty-Five Percent (25%) or more of the square footage of the Premises, then Tenant shall have the option to terminate this Lease.
8.3 Condemnation Awards. All condemnation awards shall be the sole property of Landlord, except for any awards which Tenant may be entitled to, including awards covering Tenant’s leasehold improvements, loss of business and/or relocation expenses.
9. Damage/Restoration of Premises.
9.1 Irreparable Damage. If the Property or the Premises shall be destroyed in whole or in part by fire, the elements or other casualty so as to render the Premises wholly unfit for occupancy and if the parties agree that they cannot be repaired within six (6) months from the happening of said injury or if the Premises are damaged in any degree and Landlord informs Tenant it does not desire to repair same and desires to terminate Lease, then this Lease shall terminate on the date of such injury.
9.2 Repairable Damages/No Repair. If the Premises can be repaired within said six (6) months, Landlord informs Tenant it shall repair the Premises and Landlord fails to do so, then this Lease shall terminate on the expiration of said six (6) months without further liability on the part of either parties hereto. In the event of such termination, Tenant shall immediately surrender the possession of the Premises, and all rights therein to the Landlord and Landlord shall have the right immediately to enter into and take possession of said Premises and shall not be liable for any loss, damage or injury to the Property or persons of Tenant or occupancy of, in or upon said Premises. Tenant shall not be liable for rent for said period.
9.3 Repair of Damages. If Landlord repairs the Premises within said six (6) months, then this Lease shall continue in full force and effect Tenant shall not be required to pay rent for any portion of said six (6) months during which the Premises are wholly unfit for occupancy.
10. Tenant’s Additional Covenants.
10.1 Landlord Entry. Tenant shall permit Landlord, Landlord’s mortgagees and their agents to enter the Premises at reasonable times, upon reasonable notice, for the purpose of inspecting same, of making repairs, additions or alterations thereto or to the building in which the same are located and of showing the Premises to prospective purchasers, lenders and tenants. At any time less than ninety (90) days from the expiration of Term, Landlord may place signs upon Premises advertising the availability of same. In the event Landlord elects to offer Property for sale, Landlord may place reasonable “For Sale” signs upon Premises. The aforementioned right of entry and inspection shall be subject to Tenant’s reasonable restrictions to preserve its proprietary information and trade secrets.
Lease Agreement, Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 8

10.2 Removal of Fixtures/Redelivery. Tenant shall remove, at the termination of this Lease, provided Tenant is not in default, such of Tenant’s moveable trade fixtures, and other personal property, as are not permanently affixed to the Premises. Tenant shall remove such alterations, additions and signs which have been made by Tenant as Landlord may request and repair any damage to the Property or Premises caused by such removal. Tenant shall peaceably yield up the Premises, and all alterations and additions thereto (except such as Landlord has requested Tenant to remove) and all fixtures, furnishings, floor coverings and equipment which are permanently affixed to the Premises which, for the purpose of this Lease, shall be deemed to be permanently affixed to the Premises, which shall thereupon become the property of the Landlord. The Premises shall be returned in clean and good order, repair and condition, normal wear and tear excepted. Any personal property of Tenant not removed within five (5) days following such termination shall, at Landlord’s option, become the property of Landlord. Attached hereto and incorporated herein by this reference as Exhibit F is a listing of trade fixtures and items which the parties have agreed shall be removed by the Tenant upon expiration of the Term or other termination of the tenancy.
10.3 Subordination/Estoppel Letters. The rights and interest of Tenant under this Lease shall be subject and subordinate to any mortgages or trust deeds now existing or hereafter placed upon the Property and the Premises and to any and all extensions, renewals, refinancing and modifications thereof. Tenant shall execute and deliver whatever instruments may be reasonably required for such purposes or for the purpose of informing potential or existing lender(s) or purchaser(s) of the Property as to status of its tenancy. Any such instruments or estoppel letters shall contain all information as may be reasonably required by Landlord or any other entity in conjunction with such transaction. In the event Tenant fails to do so within ten (10) days after a demand in writing. Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stead to execute same. Tenant agrees to attorn to a lender or any other party coming into title to Property upon written request of Landlord. Such attornment letter shall provide that: (i) the Lease is in full force and effect, that there exists no default (or if same exist, shall detail same); (ii) that Tenant shall look to lender or any other new party as Landlord under this Lease effective as of the date of attornment; and (iii) the new Landlord shall not be liable for any prior claims, offsets or defenses available against old Landlord.
10.4 Nondisturbance Agreement. On or before commencement of the Term, Landlord shall procure from its lender an acceptable form of nondisturbance agreement, wherein the lender shall agree that notwithstanding any other rights which is may have under applicable law to it shall honor the terms of this Lease and not terminate this Lease in the event of a foreclosure upon the Property. Said nondisturbance agreement may contain customary attornment and related covenants and other standard provisions which may typically be contained in nondisturbance agreements entered into by the lender. In the event a nondisturbance agreement is not obtained by Landlord from its lender on or before thirty (30) days from the execution of this Lease the Tenant may terminate this Lease.
Lease Agreement, Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 9

10.5 Assignment Prohibited. Tenant shall not sublet the Premises or any part thereof, nor assign this Lease or any interest therein, without the prior written consent of Landlord. Such consent shall not be unreasonably withheld. As a condition of assignment or sublease, Landlord may require the continued liability of Tenant or a separate personal guaranty by Tenant or its principal. In the event an assignment or sublease is permitted, all payments from assignee or sublessee shall be made directly by said party to Landlord, and not through Tenant. Furthermore, any increase in Basic Rent occasioned by a sublease or assignment (i.e., any sums paid in excess of Basic Rent by said party), whether paid in lump sum or periodic monthly payments, and whether categorized as rent or not, shall be payable to, and be the sole property of Landlord to the extent that same is necessary to cover Landlord’s increased net operating expenses, any sums in excess of this amount shall be split between the Landlord and the Tenant. Notwithstanding the foregoing, in the event that Tenant, a publicly held company, is acquired, merges with or effects some other type of corporate restructuring, reorganization or consolidation which does not materially affect the financial condition of the surviving or remaining entity and this Lease is transferred to such entity, such an event shall not be deemed a prohibited assignment under this Lease; provided, further, that necessary and reasonable documentation may be required by Landlord, which shall memorialize such event, and effectively obligate the new entity to be bound under the terms and conditions of this Lease.
10.6 Storage. Tenant shall store all personal property entirely within the Premises. Tenant shall store all trash and refuse in adequate containers within the Premises which Tenant shall maintain in a neat and clean condition and so as not to be visible to members of the public in or about the Property, and so as not to create any health or fire hazard, and to attend to the daily disposal thereof in the manner designated by Landlord.
10.7 Landlord’s Representation and Warranty Regarding Environmental Conditions. Landlord represents and warrants that to the best of Landlord’s knowledge, the Premises and Property comply in all material respects with applicable and environmental laws; that the Premises and Property are not contaminated with Hazardous Materials; and that all drains, sinks and pipes on or connected to the Premises are intact and are not leaking. Landlord has not made an independent review or investigation relative to this representation and is based upon Landlord’s actual knowledge at the time of execution of this Lease. Landlord shall indemnify Tenant and hold Tenant harmless from and against any and all claims, costs and liabilities, including reasonable attorneys’ fees, arising out of or in connection with breach of this representation and warranty.
10.8 Hazardous Material Prohibited. Except as provided in Section 10.9 and Section 10.14, Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise occurs for which Tenant is responsible to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses.
10.9 Permitted Hazardous Materials. Tenant requires the use of certain Hazardous Materials for the normal operation of its business. These Hazardous Materials will be limited to the listed materials included in Exhibit G, attached hereto and incorporated herein by this reference (the “Permitted Hazardous Materials”), unless additional consent is obtained pursuant to Section 10.14. Landlord consents to Tenant’s use and storage of the Permitted Hazardous Materials upon the Premises, provided that Tenant shall at all times use, store and dispose of such Permitted Hazardous Materials in a manner consistent with industry standards and in compliance with all applicable laws, regulations, rules and ordinances. Tenant shall also provide a report to the Landlord prepared by an industrial hygienist or other qualified person, which shall include, a disclosure of all required laws, regulations, rules and ordinances applicable to such materials and “Right to Know” obligations for such materials as may be imposed by federal, state or local laws. Such report shall also include a description and discussion of safe use and storage of such materials and other information, which may related to the health and safety of the Property and tenants of the Property with regard to Tenant’s use and storage of such materials. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses, which may arise either directly or indirectly from Tenant’s use, storage and/or disposal of Permitted Hazardous Materials.
Lease Agreement, Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 10

10.10 Environmental Audit upon Delivery of Premises. In order to assess the environmental condition of the Premises or Property (as it relates to the relative or affected portion of the Premises), Landlord and Tenant shall cause an investigation to be conducted by a licensed, certified environmental inspector agreed to and approved by both parties of a type customarily referred to in the industry as an “Exit Audit” (the “Commencement Environmental Audit”) and shall split the cost of the audit. The Commencement Environmental Audit shall be prepared by such environmental inspector chosen by the parties and submitted to the parties at the commencement of this Lease. Such Commencement Environmental Audit shall include an evaluation of any evidence of environmental contamination arising from any prior use and occupancy of the Premises and information and guidance concerning the preparation of remediation plans or feasibility studies, if required, and the performance of cleanup, remedial, removal or restoration work, as may be necessary. Any cost of environmental cleanup remedial, removal or restoration work shall be at Landlord’s cost and expense. Landlord shall obtain Tenant’s prior written approval prior to undertaking any action required by this section, which approval shall not be unreasonably withheld, so long as the proposed actions will not have an avoidable material and adverse effect upon the Premises. In the event that Landlord cannot or does not effect such environmental cleanup within ninety (90) days from the completion of the Commencement Environmental Audit, then Tenant shall be entitled to terminate this Lease as its sole remedy.
10.11 Environmental Audit upon Re-Delivery of Premises. In order to assess the environmental condition of the Premises or Property (as it relates to the relative or affected portion of the Premises) Tenant shall, at its sole cost and expense, prior to vacation of the Premises, cause an investigation to be conducted by a licensed, certified environmental inspector agreed to and approved by both parties of a type customarily referred to in the industry as an “Exit Audit” (the “Environmental Audit.”) The Environmental Audit shall be prepared by such environmental inspector chosen by the parties and submitted to Landlord prior to Tenant’s vacation of the Premises. Such Environmental Audit shall include an evaluation of any evidence of environmental contamination arising from Tenant’s use and occupancy of the Premises, and information and guidance concerning the preparation of remediation plans or feasibility studies, if required, and the performance of cleanup, remedial, removal or restoration work, as may be necessary. Any costs of environmental cleanup, remedial, removal or restoration work shall be at Tenant’s cost and expense. Tenant will obtain Landlord’s written approval prior to undertaking any action required by this section, which approval shall not be unreasonably withheld, so long as the proposed actions will not have an avoidable material and adverse effect upon the Premises or Property. Each party will indemnify and hold the other harmless from and against any and all claims, costs and liabilities, including reasonable attorneys’ fees, arising out of or in connection with any breach by such party of its covenants under this section. The parties’ obligations under this section will survive the expiration or early termination of the Term.
Lease Agreement, Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 11

10.12. Hazardous Material; Definition. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance that is (a) defined as a “hazardous substance” under appropriate state law provisions; (ii) petroleum; (iii) asbestos; (iv) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1321); (v) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. § 6903); (vi) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601) or (vii) defined as a “regulated substance” pursuant to Subchapter IX, Solid Waste Disposal Act (Regulation of Underground Storage Tanks) (42 U.S.C. § 6991).
10.13. Hazardous Conditions. If Landlord shall become aware of any hazardous condition or the presence of any Hazardous Materials upon the Property other than those which have been consented to under the terms and conditions of this Lease, Landlord may immediately terminate this Lease, and shall return any portion of unused rent to Tenant on or before thirty (30) days thereafter. Landlord shall not be responsible for any claims, damages or costs of Tenant incurred by such circumstance.
10.14. Use of Hazardous Materials. If Tenant desires to use Hazardous Materials upon Premises in connection with its business beyond the Hazardous Materials allowed by Section 10.9, it may request permission to use same from Landlord in writing. Landlord, at its sole discretion, may approve or disapprove said request. In this event Landlord approves the request, Landlord may impose any conditions upon Tenant’s use of such Hazardous Materials and at all times Tenant shall comply with all Federal, State and Local laws, statutes, ordinances and regulations regarding the use, safety, storage and disposal of Hazardous Materials. In the event Landlord denies Tenant’s request, this Lease shall remain in full force and effect and such denial shall not give rise to any right of set-off, reduction or relieve Tenant from performing any obligation under this Lease. Such requirements or conditions may include, but not be limited to, requiring the Tenant to employ an industrial hygienist to evaluate the chemicals intended to be utilized in Tenant’s business upon the Premises, provide a report to Landlord and permit Landlord to evaluate the report and impose such further terms and conditions as may be appropriate for the safety of the Premises and other tenants upon the Property. Such report shall include a disclosure of the required regulations and “Right to Know” obligations for such materials as may be imposed by federal, state or local laws. Such report shall also include a description and discussion of safe use and storage of such materials and other information which may relate to the health and safety of the Property and tenants of the Property with regard to Tenant’s use and storage of such materials.
11. Additional Covenants of Landlord.
11.1 Quiet Enjoyment. Landlord agrees that upon Tenant paying the rent and performing Tenant’s obligations under the Lease, Tenant shall peacefully and quietly have, hold and enjoy the Premises throughout the Term or until it is terminated pursuant to the terms contained herein.
Lease Agreement Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 12

12. Default.
12.1 Event of Default. Any of the following occurrences or acts shall constitute an “Event of Default” under this Lease:
(a) If Tenant shall:
(i) Default in making payment when due of any Basic Rent, utility charges or any other amount payable by Tenant hereunder; or
(ii) Default in the observance or performance of any other covenant, condition, rules, regulations or provision of this Lease to be observed or performed by Tenant hereunder; and if such default shall continue for thirty (30) days (or ten (10) days, in the event of an emergency), after Landlord shall have given to Tenant notice specifying such default and demanding that same be cured; or
(b) If the Premises are left vacant, unused and unmaintained pursuant to the obligations of the Tenant under the terms of this Lease for a consecutive period of thirty (30) days or more without permission of Landlord; or
(c) If an unconsented-to assignment or sublease occurs or is attempted, which is violative of Section 10.5 of this Lease; or
(d) If Tenant shall institute bankruptcy proceedings or be declared bankrupt or insolvent pursuant to federal or state law; or
(e) If any receiver be appointed for Tenant Tenant’s business or property, or if any assignment shall be made of the Tenants property for the benefit of creditors.
13. Remedies Upon Default.
13.1 Remedies. This Lease and the Term hereby granted are subject to limitation that whenever an Event of Default shall have occurred, Landlord may, at its election:
(a) Proceed by appropriate judicial proceedings, either at law or in equity, to enforce performance or observance by Tenant of the applicable provisions of this Lease and/or to recover actual and consequential damages for the breach thereof, plus all costs and attorneys’ fees; or
(b) Give Tenant seven (7) days written notice requiring payment of the Basic Rent or compliance with other terms or provisions of this Lease or delivery of possession of the Premises (such notice shall run concurrently with any other notice required in the previous paragraph). In the event said default remains uncorrected after seven (7) days written notice, Landlord at its option may terminate this Lease whereupon Tenant’s estate and all rights of Tenant to the use of the Premises shall forthwith terminate but Tenant shall remain liable as hereinafter provided; and thereupon Landlord shall have the immediate right of re-entry and possession of the Premises and the right to remove all persons and property therefrom, either with or without the assistance of legal process and instituting of a forcible entry and unlawful detainer action, and Landlord may thenceforth hold, possess and enjoy the Premises (including the right to lease or sell the Premises or any portion thereof upon any terms deemed satisfactory to Landlord) free from any rights of Tenant and any person claiming through Tenant and in addition shall have the right to recover forthwith from Tenant:
Lease Agreement, Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 13

(i) Any and all Basic Rent and all other amounts payable by Tenant hereunder, which may then be due and unpaid, and Basic Rent for the remainder of the Term, subject to Landlord’s duty to undertake reasonable measures to mitigate such damage; and
(ii) Any and all other costs, fees and expenses incurred or due under the provisions of this Lease (including, without limitation, reasonable attorneys’ fees and expenses); or
(c) Any and all other remedies afforded by law.
13.2 Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder.
14. Additional Provisions.
14.1 Option to Extend Term. Landlord grants Tenant an option to extend the Term under the terms and conditions set forth in this section. On or before one hundred twenty (120) days prior to the expiration of the Term. Tenant may provide written notice to Landlord of its desire to exercise an option to extend the Term for an additional five (5) years. If timely notice of such event is provided and no defaults exist under the Lease, then the Term shall be extended until January 31, 2012 (the “Extended Term”) pursuant to the same terms and conditions of this Lease except that the Basic Rent shall be increased by Four Percent (4.0%) over the then-existing Basic Rent and in each succeeding year of the Extended Term, the Basic Rent shall be similarly increased by Four Percent (4.0%) over the last year’s Basic Rent. The applicable rents for the Extended Term is reflected on Exhibit C.
14.2 Brokerage Commission. Pursuant to Colorado Real Estate Commission Rule E-35, the parties acknowledge that they have received the Definitions of Real Estate Brokerage Relationships and timely notice that Coldwell Banker Commercial NRT, Incorporated (the “Tenant’s Broker”) represents Tenant as a buyer’s agent and The Colorado Group (the “Landlord’s Broker”) represents the Landlord as a seller’s agent, which relationship is further defined and detailed in a separate agreement. Landlord agrees to compensate Tenant’s Broker through Landlord’s Broker in conformity with a commission letter exchanged between the Brokers. Landlord agrees to compensate Landlord’s Broker in accordance with the provisions of a separate agreement. The parties hereto represent and warrant that other than Landlord’s Broker and Tenant’s Broker, no other brokerage fees or commissions are due and owing as a result of this transaction and should any other claims arise to the contrary, the party incurring the initial obligation shall hold harmless the other party from such liability.
14.3 Costs of Negotiation. Except as otherwise expressly provided herein, each party will pay all of its expenses, including attorneys and accountants’ fees, in connection with the negotiation of this Lease, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Lease.
14.4 Confidentiality. The parties agree that they each shall keep confidential any and all information furnished by the other party in connection with the transactions contemplated hereby, except to the extent any such information may be generally available to the public, obtained from independent sources or as required by law or judicial order or decree or by any governmental agency or authority.
Lease Agreement, Railhead Partners, L.L.C. and NaPro Bio Therapeutics, Inc., Page 14

14.5 Notices. Any notice required or permitted to be given under this Lease shall be in writing and shall be deemed to have been given or delivered when delivered by hand, overnight courier or 3 days after being deposited in a United States Post Office, registered or certified mail, postage prepaid, return receipt required, and addressed as follows:
If to Tenant:
NaPro BioTherapeutics, Inc.
6304 Spine Road, Unit A
Boulder, Colorado 80301
Attn: Vice President/General Counsel
Tel: (303) 516-8500
Fax: (303) 530-1296
If to Landlord:
RAILHEAD PARTNERS, LLC
P.O. Box 358
Nederland, CO 80466
Attn: Andrew Cookler, Manager
Tel: (303) 258-3577
Fax: (303) 258-3577
WTTH A COPY TO:
Victor M. Grimm, Esq.
Victor M. Grimm, P.C.
1027 14th Street
Boulder, Colorado 80302
Tel: (303) 413-0565
Fax: (303) 413-0681
or to such other address as either party may from time to time specify in writing to the other. All rental payments shall be directed to Landlord’s address as shown above. Notwithstanding anything to the contrary contained herein, nothing shall preclude Landlord or Tenant from providing pre-litigation notices or service of process by posting or service as permitted by applicable Colorado law.
14.6 Holdover. In the event Tenant remains in possession of the Premises after the expiration of the tenancy created hereunder, and without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a tenant from month-to-month, at one and one-half (1 1/2) times the Basic Rent, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.
Lease Agreement, Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 15

14.7 Cure by Landlord. Landlord may, but shall not be obligated to, cure, at any time, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses by Landlord including, without limitation, reasonable attorneys’ fees together with interest on the amount of costs and expenses so incurred at the statutory judgment rate of Eight Percent (8.0%) per annum shall be paid by Tenant to Landlord on demand.
14.8 Heirs and Assigns. This Lease shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns. However, notwithstanding the foregoing, Tenant may not assign this Lease except as specifically provided herein.
14.9 Amendment. Unless otherwise provided in this Lease, this Lease may be amended, modified or terminated only by a written instrument executed by Landlord and Tenant.
14.10 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State in which the Property is located. The parties stipulate that proper forum and venue for the adjudication of any issues relative to this Lease is State Court in the County in which the Property is located.
14.11 Sole Agreement. This Lease and attached Exhibits supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof. The parties do not intend to confer any benefit on any person, firm, or corporation other than the parties to this Lease, except as and to the extent otherwise expressly provided herein.
14.12 Attorneys’ Fees. In the event either party hereto fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees.
14.13 Captions. The section titles or captions in this Lease are for convenience only and shall not be deemed to be part of this Lease.
14.14 Interpretation. All pronouns and any variations of pronouns shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms referred to herein are singular, the same shall be deemed to mean the plural, as the context indicates, and vice versa.
14.15 No Waiver. No right under this Lease may be waived except by written instrument executed by the party who is waiving such right. No waiver of any breach of any provision contained in this Lease shall be deemed a waiver of any preceding or succeeding breach of that provision or of any other provision contained in this Lease. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.
14.16 Severability. If any term, covenant, condition, or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held Invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.
Lease Agreement, Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 16

14.17 No Recordation. Neither this Lease nor a Memorandum thereof shall be recorded with the Clerk and Recorder of the County in which the Property is situated. However, notwithstanding the foregoing, nothing contained herein shall prohibit the recordation of a nondisturbance agreement referenced in this Lease.
14.18 Authority. In the event the Tenant is not a natural person, Tenant and part(y)(ies) executing this Lease on behalf of Tenant shall represent and warrant that: (i) Tenant is an entity in good standing or licensed to do business in the State which the Property is located, (ii) parties executing this Lease on behalf of Tenant are duly authorized to execute same. In the event said representations and warranties are not made, Landlord shall have all available remedies against parties and Tenant including, but not limited to, holding the existing parties personally responsible for all debts and obligations arising under this Lease.
14.19 Exhibits. This Lease shall consist of this writing and the following exhibits:

Exhibit A:	Description of Property

Exhibit B:	Description of Premises

Exhibit C:	Escalation Rider

Exhibit D:	Conceptual Plan

Exhibit E:	Tenant Work Letter

Exhibit F:	List of Trade Fixtures and Items of Tenant

Exhibit G:	List of Permitted Hazardous Materials
All of the foregoing exhibits and this Lease shall be deemed to comprise one document. In the event of any conflict between the Lease and any exhibits, the language in the exhibits shall control.
14.20 Counterparts. This Lease may be executed in counterparts.
Lease Agreement, Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 17

AGREED TO BY AND BETWEEN THE PARTIES as of the day and date first written above.

LANDLORD:		TENANT:

RAILHEAD PARTNERS, LLC, a Colorado limited liability company		NaPro BioTherapeutics, Inc., a Delaware corporation

By:	/s/ Andrew Cookler	By:

	Andrew Cookler	Its:	VP/CFO
Its:	Manager
Lease Agreement, Railhead Partners, L.L.C. and NaPro BioTherapeutics, Inc., Page 18

EXHIBIT A
Legal Description of Real Estate
Parcel A:
Lots 11 and 12, Colorado and Southern Industrial Park, County of Boulder, State of Colorado
Parcel B:
Lot 3, Block 1, Colorado and Southern Industrial Park Filing No. 2, County of Boulder, State of Colorado

EXHIBIT B
Description of Premises
See attached Floor Plan.

EXHIBIT C
Escalation Rider No. 2
After the first twelve (12) month period of the Term, and on each anniversary thereafter the Basic Rent shall be adjusted upward by Four Percent (4.0%) of the Basic Rent for the immediately preceding “Yearly Period,” according to the following schedule:

Period	Annual Rent	Monthly
2/1/02-1/31/03	$212,100.00	$17,675.00
2/1/03-1/31/04	$220,584.00	$18,382.00
2/1/04-1/31/05	$229,407.36	$19,117.28
2/1/05-1/31/06	$238,583.65	$19,881.97
2/1/06-1/31/07	$248,126.99	$20,677.25
Extended Term

Period	Annual Rent	Monthly
2/1/07-1/31/08	$258,052.07	$21,504.34
2/1/08-1/31/09	$268,374.15	$22,364.51
2/1/09-1/31/10	$279,109.12	$23,259.09
2/1/10-1/31/11	$290,273.48	$24,189.46
2/1/11-1/31/12	$301,884.42	$25,157.03

EXHIBIT D
Conceptual Plan
[SEE ATTACHED]

EXHIBIT E
Tenant Work Letter
Landlord shall re-carpet and repaint the interior office areas and repaint the laboratory areas of the Premises at Landlord’s sole cost and expense. Any additional work shall be at the sole cost and expense of Tenant.

EXHIBIT F
List of Trade Fixtures and Items of Tenant
Non-Attached trade fixtures and items including, but not limited to:
Refrigerator (lunch room)
Microwave (lunch room)
Computers
Phones
Office furniture
Office equipment (examples: copy machine, fax, etc.)
Laboratory equipment (examples: rotovaps, balances, etc.)
Flammable cabinets
Other non-attached storage cabinets (glassware, etc.)
Employee personal effects
Items belonging to Tenant which are non-permanently attached to the building to comply with equipment manufacturer’s installation instructions for safe and proper use:
Air compressor
Compressed gas switch gear
Milli-Q water purification system

EXHIBIT G
List of Permitted Hazardous Materials
The following classes of materials may be used in greater than de minimis quantities as defined in the regulations detailed in section 10.12.
Alcohols
Carboxylic Esters
Aromatic Hydrocarbons
Alipmatic Hydrocarbons
Chlorinated Hydrocarbons
Esters
Other classes of materials may be received, stored, used, and/or disposed which are defined as hazardous under section 10.12, but such materials shall only be received, stored, used, and/or disposed in quantities below the de minimis levels defined in section 10.12 of this Agreement.
Example: Lithiated bases.

RAILHEAD PARTNERS L.L.C.
P.O.B. 358
NEDERLAND, CO 80466
303/258-3577
Andrew Cookler
Manager
September 24, 2003
Mr. Hugh Dunkerley
Vice President of Corporate Development
ChromaDex Analytics, Inc.
Dear Hugh,
This letter shall serve as Amendment 1 to the Lease Agreement dated October 26, 2001, as amended and assigned, by and between ChromaDex Analytics, Inc. as Tenant and Railhead Partners LLC, as Landlord.
The above parties agree to amend the original lease as follows:
1)	Tenant shall occupy the premises at 2830 Wilderness PI. Suite F. Such tenancy shall commence on November 1, 2003 and shall expire on January 31, 2011.

2)	The monthly rent shall be:

November 1, 2003 to January 31, 2005	$1929.17
February 1, 2005 to January 31, 2006	$1987.05
February 1, 2006 to January 31, 2007	$2046.66
February 1, 2007 to January 31, 2008	$2108.06
February 1, 2008 to January 31, 2009	$2171.30
February 1, 2009 to January 31, 2010	$2236.44
February 1, 2010 to January 31, 2011	$2303.53

3)	Tenant agrees to pay a security deposit to Landlord in the amount of $2000 on or before October 15, 2003.

4)	Save and except for the foregoing provisions, all other paragraphs and covenants shall remain in effect as therein stated. In the event of a conflict between the provisions of this Amendment 1, or any other Amendments or Addendums, and the Lease agreement, then the provisions of this Amendment 1 shall prevail.

Dated as of the 24 of SEPTEMBER, 2003

Landlord:		Tenant:
Railhead Partners LLC		ChromaDex Analytics, Inc.

By:	/s/ Andrew Cookler	By:	/s/ Hugh Dunkerley

Andrew Cookler		Title:	VP Corporate Development
Manager

ADDENDUM
TO LEASE AGREEMENT
This Addendum to Lease Agreement is made as of this 30th day of July 2003. This Addendum to Lease Agreement (hereinafter the “Addendum”) modifies and amends the Lease Agreement dated October 26, 2001, as amended and assigned (collectively, the “Lease”) by and between ChromaDex Analytics, Inc.(hereinafter referred to as “Tenant”) and Railhead Partners, LLC, a Colorado limited liability company (hereinafter referred to as “Landlord”). The provisions of this Addendum shall modify and supersede any conflicting or contrary provisions of the Lease. All terms in the Addendum shall have the same meaning as set forth in the Lease except to the extent modified herein. The remaining provisions of the Lease shall continue in full force and effect.
RECITALS
A. The Lease between the parties originally contemplated that the Term of the Lease shall expire on January 31, 2007.
B. The parties are desirous of amending the Lease so as to specify their respective rights and obligations concerning the aforementioned issues relative to the tenancy.
NOW, THEREFORE, for good and valuable consideration, including mutual promises and covenants contained herein, the parties agree as follows:
1. Extension of Term. The Term of the Lease is hereby extended through and including January 31, 2011 (the extended term from February 1, 2007 through January 31, 2011 shall be referred to hereinafter as the “Extended Term.”)
2. Rent for Extended Term. Tenant shall pay to Landlord Annual Rent for the Extended Term based upon the last sum of Basic Annual Rent (for February 1, 2006 through January 31, 2007), increased by Four Percent (4.0%) for the first twelve (12) months of the Extended Term, each twelve (12) months thereafter, the Basic Annual Rent shall be increased by an additional Four Percent (4.0%) over the last year’s Basic Annual Rent.
3. Landlord Concession for Lease Extension. In consideration for Tenant’s agreement to extend the original Term of the Lease, Landlord hereby agrees to reimburse to Tenant certain costs to be incurred as a result of deferred maintenance upon the HVAC system currently located upon and serving the Premises. More specifically, Landlord agrees to be responsible and to pay for reimbursement of the following maintenance, service and repair items:
•	Replace 40 Airguard box filters on MUA-1 and MUA-2

•	Power wash MUA-1, MUA-2, RTU-1, CU-1 and Chiller-1

•	Cooling seasonal startup on MUA-1, MUA-2, RTU-1, Chiller-1, P-4, P-5, CU-1, AHU-1 and Compression Tank 1

•	Change pre-filters on MUA-1, MUA-2 and RTU-1

•	Installation of an ICM 450 Phase Monitor on MUA-1 and set-up of the new monitor to factory specifications

•	Replace failed belts on EF-2 and EF-4
(hereinafter referred to as the “HVAC Repair Items.” ) Landlord is in receipt of bids provided by Timberline Mechanical Systems, LLC, which bid amounts total Fourteen Thousand Three Hundred Fifty-Eight and 29/100 Dollars ($14,358.29) (the “Bid Amount.”) Landlord agrees to reimburse to Tenant, upon the remittance of a final statement for work performed up to a maximum of the Bid Amount. Tenant agrees to be responsible for any amounts over the Bid Amount.
4. Tenant’s Continued Liability. Notwithstanding the foregoing Landlord concessions, payment of same shall in no way be deemed to be a waiver or release of Tenant’s continued liability relative to the HVAC and other items and systems within the Premises as required by the Lease.
5. Remaining Provisions. Except as explicitly modified and set forth herein, the remaining terms, provisions, covenants and agreements set forth in the Lease shall continue in full force and effect.
IN WITNESS WHEREOF, the parties heretofore duly executed this Addendum as of the date first above written.

Tenant:		Landlord:

ChromaDex Analytics, Inc.		Railhead Partners, LLC, a Colorado limited liability company

By:	/s/ Hugh Dunkerly	By:	/s/ Andrew Cookler

	Hugh Dunkerly		Andrew Cookler
Its:	Vice President, Corporate Development	Its:	Manager

Date:	July 30th, 2003	Date:	Aug 11, 2003